UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2007

Cord Blood America, Inc.
(Exact name of registrant as specified in charter)

Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069
(Address of principal executive offices)

(310) 432-4090
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 20, 2007, Cord Blood America, Inc., Florida corporation (the “Company”), entered into an asset purchase agreement (the “Agreement”) with CureSource, Inc., a South Carolina corporation, for the aggregate purchase price of $106,500  in cash and $10,000 value paid in common restricted shares of the company for a total purchase price of $116,500. The asset purchase related to the existing customer samples owned by CureSource, Inc. and associated with the operations of CureSource, Inc., which predominantly is the current customer base and revenues. A copy of the Agreement and Disclosure schedule is attached hereto as Exhibits 10.149-10.150.

Item 2.01

Completion of Acquisition or Disposition of Assets

 On Aug 20, 2007, Cord Blood America, Inc., Florida corporation (the “Company”), completed the acquisition of specific assets from CureSource, Inc., a South Carolina corporation, for the aggregate purchase price of $106,500  in cash and $10,000 value paid in common restricted shares of the company, for a total purchase price of $116,500. The asset purchase related to the existing customer samples owned by CureSource, Inc. and associated with the operations of CureSource, Inc., which predominantly is the current customer base and revenues. A copy of the Agreement is attached hereto as Exhibit 10.149.

Item 8.01

Other Events

 On August 15, 2007, Cord Blood America Inc. publicly disseminated a press announcing the Company’s financial results for quarter ending June 30, 2007. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.52 hereto.

 On August 21, 2007, Cord Blood America Inc. publicly disseminated a press release announcing the completion of the asset purchase of CureSource, Inc. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.53 hereto.

Item 9.01

Financial Statements and Exhibits

10.149

Asset Purchase Agreement

10.150    Disclosure Schedule – CureSource Asset Purchase

99.52

Press Release – Financial Results 6.30.2007

99.53      Press Release – Curesource Asset Purchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: August 21, 2007	By:	Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer